Exhibit 10.1

                           AMENDMENT NO. 2 AND WAIVER
                              TO CREDIT AGREEMENT

     AMENDMENT NO. 2 AND WAIVER, dated as of April 10, 2003 (the "Amendment and Waiver"), with respect to the Credit Agreement dated as of February 21, 2002, as amended by the Amendment and Waiver to Credit Agreement, dated as of October 18, 2002 (as further amended, restated, supplemented or modified, from time to time, the "Credit Agreement"), by and among VASOMEDICAL, INC., a Delaware corporation (the "Company") and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America (the "Bank").

                                    RECITALS

     The Company has requested and the Bank has agreed, subject to the terms and conditions of this Amendment, to amend and waive certain provisions of the Credit Agreement as herein set forth.

     Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     I. Amendments.
        ----------

     Section 1.1. Notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, the Bank and the Company hereby agree that until such time that the Collateral Pledge Agreement (as hereinafter defined) shall be terminated and the Company shall no longer be required to pledge Account Assets (as defined in the Collateral Pledge Agreement) to the Bank, the Company's compliance with Sections 3.03(a), 3.04(a), 5.02(e), 6.03(e), and 7.13 of the Credit Agreement shall be waived.

     Section 1.2. The following definitions are hereby added to Section 1.01 of the Credit Agreement in their appropriate alphabetical order:

          "Account Assets" shall have the meaning given to such term in the Collateral Pledge Agreement.

          "CD Rate" shall mean a rate per annum equal to the rate of interest currently accruing on those Account Assets pledged to the Bank pursuant to the Collateral Pledge Agreement at any time plus a margin of one percent (1.0%) per annum. Changes in the rate of interest resulting from changes in rate of interest applicable to the Account Assets shall take place immediately without notice or demand of any kind.

          "CD Rate Loans" shall mean Loans at such time as they are being made and/or maintained at a rate of interest based on the CD Rate. "Collateral Pledge Agreement" shall mean the Collateral Pledge Agreement, in the form attached hereto as Exhibit G, as same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

          "Loan Value" shall have the meaning given to such term in the Collateral Pledge Agreement.


     Section 1.3. The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

          "LIBOR Rate Election" shall mean the notice given by the Company in accordance with Section 2.01(b) hereof wherein the Company selects or continues a LIBOR Rate Loan or converts a Prime Rate Loan or a CD Rate Loan to a LIBOR Rate Loan.

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

     "Security Documents" shall mean the Security Agreement, the Collateral Pledge Agreement, and each other collateral security document delivered to the Bank hereunder.

     "Type" shall mean as to any Loan its status as a Prime Rate Loan, a LIBOR Rate Loan or a CD Rate Loan.

     Section 1.4. The definition of the term "Interest Period" in Section 1.01 of the Credit Agreement is hereby amended by amending and restating paragraph "(a)" thereof as follows:

          "(a) initially, the period commencing on the date such LIBOR Rate Loan is made and ending one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or in its notice of conversion from a Prime Rate Loan or a CD Rate Loan to a LIBOR Rate Loan provided, in each case, in accordance with the terms of Articles II and III hereof; and"

     Section 1.5. Sections 2.01(a) and (b) of the Credit Agreement are amended and restated in their entirety provide as follows:

          "(a) Subject to the terms and conditions, and relying upon the representations and warranties set forth herein, and subject to the next sentence, the Bank agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Company from time to time during the Revolving Credit Commitment Period, up to but not exceeding at any one time outstanding the amount of its Revolving Credit Commitment; provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the aggregate outstanding principal amount of all Revolving Credit Loans at such time would exceed the lesser of (i) the Revolving Credit Commitment in effect at such time or (ii) the then current Loan Value. During the Revolving Credit Commitment Period, the Company may from time to time borrow, repay and reborrow hereunder on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be
          (A) LIBOR Rate Loans, (B) Prime Rate Loans, (C) CD Rate Loans, or (D) a combination thereof.

          (b) The Company shall give the Bank irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. (New York, New York time), two Business Days prior to the date of each proposed LIBOR Rate Loan under this Section 2.01 or prior to 11:00 a.m. (New York, New York time) on the date of each proposed Prime Rate Loan and CD Rate Loan under this Section 2.01. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the proposed use of the loan proceeds, (iii) the initial Interest Period if a LIBOR Rate Loan, and (iv) the proposed Borrowing Date. Except for borrowings which utilize the full remaining amount of the Revolving Credit Commitment, each borrowing of a Prime Rate Loan or CD Rate Loan shall be in an amount not less than $100,000 or, if greater, whole multiples of $100,000 in excess thereof. Each borrowing of a LIBOR Rate Loan shall be an amount not less than $100,000 or whole multiples of $100,000 in excess thereof. Funding of all Loans shall be made in accordance with Section 3.12 of this Agreement."

     Section 1.6. Subsection "(a)", "(b)", and "(e)" of Section 3.01 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

          "(a) Each Prime Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate. Each CD Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the CD Rate.

          (b) Each LIBOR Rate Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus a margin of one percent (1.0%) per annum.

          (e) The Company may elect from time to time to convert outstanding Loans from LIBOR Rate Loans to Prime Rate Loans or CD Rate Loans by giving the Bank at least two Business Day's prior irrevocable written notice of such election, provided that any such conversion of LIBOR Rate Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 as a result of such conversion. The Company may elect from time to time to convert outstanding Loans from Prime Rate Loans or CD Rate Loans to LIBOR Rate Loans by giving the Bank irrevocable written notice of such election not later than 11:00 a.m. (New York, New York time), two Business Days prior to the date of the proposed conversion. All or any part of outstanding Prime Rate Loans or CD Rate Loans may be converted as provided herein, provided that each conversion shall be in the principal amount of $100,000 or whole multiples of $100,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from a LIBOR Rate Loan hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $100,000."

     Section 1.7. Section 3.03 of the Credit Agreement is amended by (a) adding the phrase "or CD Rate Loans" immediately following each reference to the phrase "Prime Rate Loans" in subsection "(b)" thereof, (b) amending and restating subsection "(c)" therein and by adding a new subsection "(d)" therein as follows:

          "(c) In the event the Loan Value of the Collateral (as such term is defined in the Collateral Pledge Agreement) is at any time less than the aggregate principal amount of the Loans, the Company shall make a prepayment of the Loans in an amount sufficient to cause the principal amount outstanding of the Loans after giving effect to such payment to be less than or equal to the Loan Value of the Collateral.

          (d) Each  prepayment  of principal of a Loan  pursuant to this Section
          3.03 shall be accompanied by accrued interest to the date prepaid on the amount prepaid. Partial prepayments of any Loan shall be applied first to outstanding Prime Rate Loans, then to CD Rate Loans and then to LIBOR Rate Loans in such order as the Bank shall determine in its sole and absolute discretion."

     Section 1.8. Sections 3.05, 3.06 and 3.08 of the Credit Agreement are hereby amended by (a) adding the phrase "or a CD Rate Loan" immediately following each reference therein to the phrase "a Prime Rate Loan" and (b) adding the phrase "or CD Rate Loans" immediately following each reference therein to the phrase "Prime Rate Loans".

     Section 1.9. Section 5.02(d) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

          "(d) Availability. After giving effect to any requested Revolving Credit Loan, the outstanding principal amount of the Revolving Credit Loans shall not exceed the lesser of (A) the then current Loan Value and (B) the Revolving Credit Commitment then in effect"

     Section 1.10. Exhibit F to the Credit Agreement is hereby amended and replaced with Exhibit F attached to this Amendment and Waiver. Exhibit G attached to this Amendment and Waiver is hereby added as Exhibit G to the Credit Agreement.

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

     II. Waivers.
         -------

     Section 2.1. The Bank hereby waives the Company's compliance with Section 7.13(b) of the Credit Agreement, Interest Coverage Ratio, for the fiscal quarter ended February 28, 2003, provided that the ratio of Consolidated EBIT to Consolidated Interest Expense was not less than 1.83:1.00 at the end of such fiscal quarter.

     Section 2.2. The Bank hereby waives the Company's compliance with Section 7.13(c), Consolidated Tangible Net Worth, for the fiscal quarter ended February 28, 2003, provided that Consolidated Tangible Net Worth was not less than $12,520,000 at the end of such fiscal quarter.

     Section 2.3. The waivers set forth above are limited specifically to the matters set forth above and for the specific instances and purposes given and do not constitute, directly or by implication, a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default, whether now existing or hereafter arising (except as contemplated by Sections 2.1 and 2.2 above).

     III. Miscellaneous.
          -------------

     Section 3.1. This Amendment and Waiver shall become effective only upon receipt by the Bank of (a) this Amendment and Waiver, duly executed by the Company and the Guarantor, and (b) the Collateral Pledge Agreement, duly executed by the Company, substantially in the form attached hereto as Exhibit G.

     Section 3.2. This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of New York.

     Section 3.3. All terms used herein shall have the same meaning as in the Credit Agreement, as amended hereby, unless specifically defined herein.

     Section 3.4. This Amendment and Waiver shall constitute a Loan Document.

     Section 3.5. As expressly amended hereby, the Credit Agreement remains in full force and effect in accordance with the terms thereof. The Credit Agreement is ratified and confirmed in all respects by the Company. The amendments and waivers herein are limited specifically to the matters set forth above and for the specific instance and purposes for which given and to not constitute directly or by implication an amendment or waiver of any other provisions of the Credit Agreement or a waiver of any Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default which may occur or may have occurred under the Credit Agreement or any other Loan Document.

     Section 3.6. The Company hereby represents and warrants that (i) the representations and warranties by the Company pursuant to the Credit Agreement and each other Loan Document are true and correct on the date hereof, and (ii) after giving effect to this Amendment and Waiver, no Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default exists under the Credit Agreement or any other Loan Document.

     Section 3.7. This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one Amendment and Waiver.

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


     IN WITNESS WHEREOF, the Company and the Bank have caused this Amendment and Waiver to be duly executed by their duly authorized officers as of the day and year first above written.

                                VASOMEDICAL, INC.


                                By:   /s/ Joseph A. Giacalone
                                ----------------------------------
                                Name:   Joseph A. Giacalone
                                Title:    Chief Financial Officer

                                FLEET NATIONAL BANK


                                By:    /s/ Douglas J. Schumacher
                                ----------------------------------
                                Name:    Douglas J. Schumacher
                                Title:     Vice President

                                    CONSENT

The undersigned, not parties to the Credit Agreement but as a Guarantor under the Guaranty dated as of February 21, 2002, hereby acknowledges the terms of the Amendment and Waiver contained herein and confirms that its Guaranty is in full force and effect.

                                180 LINDEN AVENUE CORPORATION


                                By:     /s/ Joseph A. Giacalone
                                ----------------------------------
                                Name:   Joseph A. Giacalone
                                Title:     Vice President

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

                                   EXHIBIT F
                                   ---------

                          FORM OF NOTICE OF BORROWING

                                                        [Date]
Fleet National Bank
300 Broad Hollow Road
Melville, New York 11747
Attention:  Jeffrey A. Morris, Senior Vice President

                Re:     Vasomedical, Inc.

Gentlemen:

     Pursuant to the Credit Agreement dated as of February 21, 2002, (as the same may have been and may hereafter be amended, modified or supplemented the "Credit Agreement") by and among Vasomedical, Inc. and Fleet National Bank, we hereby give you irrevocable notice that we request a Revolving Credit Loan as follows:

1. Amount of Loan:    $____________
2. Borrowing Date:    _____________
3. Type of Loan:              [Prime Rate Loan] [LIBOR Rate Loan] [CD Rate Loan]
4. Interest Period:           [Specify 1, 2, 3, or 6 months]

     We hereby certify that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete on and as of the date hereof to the same extent as though made on and as of the date hereof; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result after giving effect to the Loan requested hereunder; (iii) the Company has performed all agreements and satisfied all conditions under the Credit Agreement required to be performed by it on or before the date hereof; (iv) after giving effect to the requested Revolving Credit Loan, the outstanding principal amount of the Revolving Credit Loans shall not exceed the Loan Value.

     Capitalized terms used herein but not defined shall have the respective meanings given to them in the Credit Agreement.

     IN WITNESS WHEREOF, the Company has caused this document to be executed and delivered by its Executive Officer as of the date written above.

                                VASOMEDICAL, INC.


                                By: ________________________
                                Title:  Chief Financial Officer

                                   EXHIBIT G
                                   ---------

                          COLLATERAL PLEDGE AGREEMENT


     For value received and in consideration of one or more loans or other financial accommodations extended by FLEET NATIONAL BANK (the "Bank") to VASOMEDICAL, INC., a Delaware corporation (the "Pledgor"), the Pledgor and the Bank agree as follows:

     1. Definitions.

     "Account" means that account listed on Exhibit A

     "Account Assets" means Deposits and any other assets held from time to time in the Account (all of which shall be considered "financial assets" under the UCC).

     "Collateral" means: (i) the Account Assets; (ii) all additions to, and proceeds, renewals, investments, reinvestments and substitutions of, the foregoing, whether or not listed on Exhibit A; and (iii) all certificates, receipts and other instruments evidencing any of the foregoing.

     "Credit Agreement" shall mean the Credit Agreement, dated as of February 21, 2002, by and between the Pledgor and the Bank, as same has been and may be further amended, restated, modified or otherwise supplemented from time to time.

     "Deposits" means the deposits of the Pledgor with the Bank.

     "Event of Default" shall have the meaning assigned to such term in the Credit Agreement.

     "Loan Documents" shall have the meaning assigned to such term in the Credit Agreement.

     "Obligations" shall have the meaning given to such term in the Credit Agreement.

     "Revolving Credit Loans" shall have the meaning assigned to such term in the Credit Agreement.

     "UCC" means the Uniform Commercial Code in effect, from time to time, in the State of New York. Unless the context otherwise requires, all terms used in this Agreement which are defined in the UCC will have the meanings stated in the UCC.

     2. Grant of Security Interest.

     As security for the payment of all the Obligations, the Pledgor pledges, transfers and assigns to the Bank, and grants to the Bank a security interest in, and right of set off against, the Collateral. Notwithstanding anything to the contrary herein, the security interest of the Bank in the Collateral, at any time, shall not exceed the amount of the Obligations, at such time.

     3. Agreements of the Pledgor and Rights of the Bank.

     The Pledgor agrees as follows and irrevocably authorizes the Bank to exercise the rights listed below, at its option, for its own benefit, either in its own name or in the name of the Pledgor, and appoints the Bank as its attorney-in-fact to take all action permitted under this Agreement.

     (a) Deposits: The Bank may: (i) renew the Deposits on terms and for periods the Bank deems appropriate; (ii) demand, collect, and receive payment of any monies or proceeds due or to become due under the Deposits; (iii) execute any instruments required for the withdrawal or repayment of the Deposits; and (iv)

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

in all respects, deal with the Deposits as the owner; provided that, as to (ii),
(iii) and (iv) above, until the occurrence of an Event of Default, the Bank will only take that action if, in its judgment, failure to take that action would impair its rights under this Agreement.

     (b) General: The Bank may, in its name, or in the name of the Pledgor: (i) file financing statements under the UCC or any other filings or notices necessary or desirable to create, perfect or preserve its security interest, all without notice (except as required by applicable law and not waivable) and without liability except to account for property actually received by it; (ii) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any item of the Collateral (but shall be under no obligation to do so); and (iii) make any notification or take any other action in connection with the perfection or preservation of its security interest or any enforcement of remedies, and retain any documents evidencing the title of the Pledgor to any item of the Collateral.

     The Pledgor agrees that it will not (i) file or permit to be filed any termination statement with respect to the Collateral or any financing or like statement with respect to the Collateral in which the Bank is not named as the sole secured party, or (ii) sell, assign, or otherwise dispose of, or pledge, or otherwise encumber the Collateral. At the request of the Bank the Pledgor agrees to do all other things which the Bank may deem necessary or advisable in order to perfect and preserve the security interest and to give effect to the rights granted to the Bank under this Agreement or enable the Bank to comply with any applicable laws or regulations. Notwithstanding the foregoing, the Bank does not assume any duty with respect to the Collateral and is not required to take any action to collect, preserve or protect its or the Pledgor's rights in any item of the Collateral. The Pledgor releases the Bank and agrees to hold the Bank harmless from any claims, causes of action and demands at any time arising with respect to this Agreement, the use or disposition of any item of the Collateral or any action taken or omitted to be taken by the Bank with respect thereto.

     4. Loan Value of the Collateral.

     The Pledgor agrees that at all times the aggregate Loan Value of Collateral held pursuant to this Agreement shall not be less than the outstanding principal amount of the Revolving Credit Loans. The Pledgor further agrees that the Account Assets shall consist solely of cash or financial assets of the type described on Schedule I hereto. The Pledgor will, at the Bank's option, either supplement the Collateral or make, or cause to be made, a payment or prepayment of the Revolving Credit Loans to the extent necessary to ensure compliance with this provision or the Bank may liquidate Collateral to the extent necessary to ensure compliance with this provision. "Loan Value" means the value assigned by the Bank from time to time to each item of the Collateral based upon the advance rates described in Schedule 1 hereto.

     5. Representations and Warranties.

     The Pledgor represents and warrants that the Pledgor is the sole owner of the Collateral and the Collateral is free of all encumbrances except for the security interest in favor of the Bank created by this Agreement.

     6. Event of Default.

     Upon the occurrence and during the continuance of an Event of Default, the Bank will have the rights and remedies under the UCC and the other rights granted to the Bank under this Agreement and may exercise its rights without regard to any premium or penalty from liquidation of any Collateral and without regard to the Pledgor's basis or holding period for any Collateral.

     Upon the occurrence and during the continuance of an Event of Default, the Bank may transfer the Collateral into the name of the Bank or its nominee, and proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof or may assign or otherwise dispose of and deliver the Collateral, or any part thereof, as the Bank in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held, in any reasonable manner permissible under the UCC (except that, to the extent required under the UCC, the Bank shall provide the Pledgor 10 days prior notice of any such sale).

     The Bank may also, in its sole discretion: apply any portion of the Collateral, first, to all costs and expenses of the Bank, second, to the payment of interest on the Obligations and any fees or commissions to which the Bank may be entitled, third, to the payment of principal of the Obligations, whether or not then due, and fourth, to the Pledgor.

     The Pledgor will pay to the Bank all expenses (including reasonable attorneys' fees and legal expenses incurred by the Bank) in connection with the exercise of any of the Bank's rights or obligations under this Agreement or the Loan Documents. The Pledgor will take any action requested by the Bank to allow it to dispose of the Collateral. Notwithstanding that the Bank may continue to hold Collateral and regardless of the value of the Collateral, the Pledgor will remain liable for the payment in full of any unpaid balance of the Obligations.

     7. Jurisdiction.

     The Pledgor hereby irrevocably submits to the jurisdiction of any New York State or United States federal court sitting in New York City, County of Nassau, or County of Suffolk, over any action or proceeding arising out of this Agreement, and the Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be held and determined in such New York state or federal court. The Pledgor further agrees that any action or proceeding brought against the Bank may be brought only in a New York state or United States federal court sitting in New York county. The Pledgor hereby further irrevocably consents to the service of process in any such action or proceeding in either of said courts by mailing thereof by the Bank by registered or certified mail, postage prepaid, to the Pledgor at its address specified on the signature page hereof, or at the Pledgor's most recent mailing address as set forth in the records of the Bank.

     The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit or proceeding in such state and hereby waives any defense on the basis of an inconvenient forum. Nothing herein shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Pledgor or its property in the courts of any other jurisdiction.

     8. Waiver of Jury Trial.

     THE PLEDGOR AND THE BANK EACH WAIVE ANY RIGHT TO JURY TRIAL.

     9. Notices.

     Wherever this Agreement provides for notice to either party (except as expressly provided to the contrary), it shall be in writing and given in the manner and to the addresses specified in Section 9.01 of the Credit Agreement.

     10. Miscellaneous.

     (a) This Agreement shall be binding on the Pledgor and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, except that the Pledgor may not delegate any of its obligations hereunder without the prior written consent of the Bank.

     (b) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor will be effective unless it is in writing and signed by the Pledgor and the Bank and will be effective only in that specific instance and for that specific purpose. No failure on the part of the Bank to exercise, and no delay in exercising, any right will operate as a waiver or preclude any other or further exercise or the exercise of any other right.

     (c) The rights and remedies in this Agreement are cumulative and not exclusive of any rights and remedies which the Bank may have under law or under other agreements or arrangements with the Pledgor.

     (d) The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement is not valid or enforceable in whole or in part in any jurisdiction, that provision will, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without in any manner affecting the validity or enforceability in any other jurisdiction or the remaining provisions of this Agreement.

     (e) The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Obligations or the Collateral and any other notices and demands, whether or not relating to those instruments.

     (f) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

     (g) THIS AGREEMENT IS GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS.

     IN WITNESS WHEREOF, the Pledgor has signed this Agreement as of this 10th day of April, 2003.

PLEDGOR:

VASOMEDICAL, INC.


By:   /s/ Joseph A. Giacalone
----------------------------------
Name:   Joseph A. Giacalone
Title:    Chief Financial Officer

ACCEPTED:

FLEET NATIONAL BANK


By:    /s/ Douglas J. Schumacher
----------------------------------
Name:    Douglas J. Schumacher
Title:     Vice President

                                                                       EXHIBIT A


DESCRIPTION OF THE COLLATERAL


     The following account and any successor account thereto and all assets held or to be held therein:

Account                 Name
Number              of Account                 Entity Name
------              ----------                 -----------

                                              Vasomedical, Inc.

                                                                      SCHEDULE 1


Collateral Type                                 Advance Rate
---------------                                 ------------
Bank Deposits                                   100%

Bank Certificate of Deposits                    100%